[Letterhead of Spector & Wong, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Securities Exchange Commission
Washington, D.C. 20549

We consent to the use of our report dated January 28, 2008 on the financial statements of Tri-Mark Mfg., Inc. for the years ended
December 31, 2007 and 2006.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated January 28, 2008, amended on April 28, 2008 for the year ended December 31, 2007 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/SPECTOR & WONG, LLP
-------------------------------
Spector & Wong, LLP
Pasadena, California
May 5, 2008




	See accompanying summary of accounting policies and notes to financial statements.